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                                              EXHIBIT 2
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
                               IDENTIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                      Citigroup Global Markets Limited is a broker or dealer chartered in London, England.

                      Each of the undersigned hereby affirms the identification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.

                      Date: February 4, 2005


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary


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